UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): November 11, 2024

DMC Global Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14775	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021
(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.05 Par Value	BOOM	The Nasdaq Global Select Market
Stock Purchase Rights		The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Michael Kuta as President and Chief Executive Officer and as Director

On November 11, 2024, Michael Kuta notified DMC Global Inc. (the “Company”) that he will retire as the Company’s President and Chief Executive Officer and as a member of the Board of Directors (the “Board”), in each case effective as of November 29, 2024 (the “Transition Date”). Mr. Kuta’s retirement is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Effective as of the Transition Date, the size of the Board will be reduced from seven directors to six directors.

Appointment of James O’Leary as Interim President and Chief Executive Officer

On November 12, 2024, the Board appointed James O’Leary, the Company’s Executive Chairman, as the Company’s Interim President and Chief Executive Officer, effective as of the Transition Date.

Mr. O’Leary (age 61) has served as a member of the Board since November 2023 and was appointed as Executive Chairman of the Board on October 16, 2024 (the “Chairman Appointment Date”). Mr. O’Leary currently serves as a director of Builders FirstSource, Inc. (BLDR), the largest U.S. supplier of building products, prefabricated components and value-added services to the professional market segment for new residential construction and repair and remodeling. He served as Chairman of the Board of a predecessor company, BMC Stock Holdings, Inc., prior to its merger with Builders FirstSource in 2021. He served as a director of BMC beginning in 2014. He has also served as the Chairman of Kinematics Manufacturing Company, a leading global manufacturer of high precision slewing drive systems to the utility-scale solar industry since 2015. He serves on the boards of Prosource Plumbing and Sentient Science. He previously served as Chairman and Chief Executive Officer of WireCo Worldgroup, Inc., a leading global manufacturer of engineered wire, steel rope, and synthetic rope, from January 2017 until his retirement from that company in July 2019. Mr. O’Leary is a certified public accountant (currently inactive) in the State of New York and holds a B.B.A. from Pace University and an M.B.A. from the Wharton School of the University of Pennsylvania.

The Board previously approved the following compensation elements for Mr. O’Leary for his service as the Company’s Executive Chairman, effective as of the Chairman Appointment Date: (i) a base salary of $500,000 (from the Chairman Appointment Date until the Transition Date); (ii) a restricted stock grant with a grant date fair value of $1,000,000, to vest in full on the first anniversary of the grant date; and (iii) a restricted stock grant with a grant date value of $1,000,000, to vest 50% on each anniversary of the grant date, in each case, with respect to the restricted stock grants, subject to continued employment or service and the terms of the 2016 Omnibus Incentive Plan and applicable award agreements. Mr. O’Leary’s compensation as the Company’s Interim President and Chief Executive Officer will be determined by the Board or its Compensation Committee at a later date.

There are no family relationships between Mr. O’Leary and any director or executive officer of the Company, and Mr. O’Leary does not have any other direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. O’Leary and any other persons pursuant to which he was appointed as the Company’s Interim President and Chief Executive Officer.

Item 7.01    Regulation FD Disclosure

On November 13, 2024, the Company issued a press release announcing the matters described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information provided in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, unless specifically stated so therein.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated November 13, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DMC Global Inc.

Dated:	November 14, 2024	By:	/s/ Michelle Shepston
Name: Michelle Shepston
Title: Executive Vice President and Chief Legal Officer